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Exhibit 99.2

        The unaudited pro forma condensed consolidated statements of operations of TransMontaigne for the year ended June 30, 2002 and the nine months ended March 31, 2003 give effect to the acquisition of the Coastal Fuels assets as if it had occurred on July 1, 2001. The pro forma adjustments are based on estimates and assumptions explained in further detail in the accompanying notes to unaudited pro forma condensed consolidated financial statements.

        The historical statements of operations of Coastal Fuels Marketing, Inc. have been adjusted from a calendar year presentation to match our fiscal year end of June 30th. The historical statements of operations of Coastal Fuels Marketing, Inc. have been adjusted further to eliminate operating results related to assets formerly owned by Coastal Fuels Marketing, Inc., but disposed of prior to TransMontaigne's acquisition of the Coastal Fuels assets.

        The historical income statement information for the year ended June 30, 2002 is derived from the audited financial statements of TransMontaigne and the unaudited financial statements of Coastal Fuels Marketing, Inc. The historical income statement information for the nine-month period ended March 31, 2003 is derived from the unaudited financial statements of Coastal Fuels Marketing, Inc. and TransMontaigne. TransMontaigne has provided all the historical information set forth herein regarding TransMontaigne and its subsidiaries and the assumptions and adjustments for the pro forma information, and El Paso CGP Company has provided all the historical information set forth herein regarding Coastal Fuels Marketing, Inc.

        The unaudited pro forma condensed consolidated statements of operations are presented for illustrative purposes only. The pro forma financial results may have been different if the companies had always been combined as of the date indicated above, nor do they purport to indicate the future results that TransMontaigne will experience.

TransMontaigne Inc. and subsidiaries
Pro forma condensed consolidated statements of operations
Nine months ended March 31, 2003
(In thousands)

	TransMontaigne Nine Months Ended March 31, 2003 (1)	Coastal Eight Months Ended February 28, 2003	Pro Forma Acquisition Adjustments	Pro Forma Combined Nine Months Ended March 31, 2003	Pro Forma Financing Adjustments		Pro Forma As Adjusted Combined Nine Months Ended March 31, 2003
Supply, distribution and marketing:
Revenues	$5,949,896	$406,757		$6,356,653			$6,356,653
Less cost of products sold	(5,817,624)	(394,206)		(6,211,830)			(6,211,830)
Other direct costs and expenses	(78,705)	—		(78,705)			(78,705)

Net operating margins	53,567	12,551		66,118			66,118

Terminals, pipelines and tugs and barges:
Revenues	56,204	27,809		84,013			84,013
Direct operating costs and expenses	(21,981)	(19,884)		(41,865)			(41,865)

Net operating margins	34,223	7,925		42,148			42,148

Total net operating margins	87,790	20,476		108,266			108,266

Costs and expenses:
Selling, general and administrative	(28,547)	(1,410)		(29,957)			(29,957)
Depreciation and amortization	(13,400)	(1,355)	(1,312) (3)	(16,067)			(16,067)
Corporate relocation and transition	(1,449)	—		(1,449)			(1,449)

	(43,396)	(2,765)	(1,312)	(47,473)			(47,473)

Operating income	44,394	17,711	(1,312)	60,793			60,793
Other income (expense):
Dividend income from and equity in earnings of petroleum related investments	374	—		374			374
Interest income	231	—		231			231
Interest expense	(10,181)	(52)	(5,836) (4)	(16,069)	(6,708)	(5)	(22,777)
Other financing costs:
Amortization of debt issuance costs	(948)	—		(948)			(948)
Write-off of debt issuance costs	(2,188)	—		(2,188)			(2,188)
Unrealized gain on interest rate swap	2,224	—		2,224			2,224
Other income (expense)	—	(179)		(179)			(179)

Earnings before income taxes	33,906	17,480	(7,148)	44,238	(6,708)		37,530
Income tax expense	(12,888)	(7,418)	3,496 (6)	(16,810)	2,548	(6)	(14,262)

Net earnings	$21,018	$10,062	$(3,652)	$27,428	$(4,160)		$23,268

Earnings per common share(2):
Basic	$.46			$.63			$.52

Diluted	$.40			$.53			$.44

Weighted average common shares outstanding:
Basic	39,101			39,101			39,101

Diluted	50,288			51,916			50,288

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

TransMontaigne Inc. and subsidiaries
Unaudited pro forma condensed consolidated statements of operations
Year ended June 30, 2002
(In thousands)

	TransMontaigne Year Ended June 30, 2002 (1)	Coastal As Adjusted Twelve Months Ended June 30, 2002 (7)	Pro Forma Acquisition Adjustments		Pro Forma Combined Year Ended June 30, 2002	Pro Forma Financing Adjustments		Pro Forma As Adjusted Combined Year Ended June 30, 2002
Supply, distribution, and marketing:
Revenues	$6,001,170	$488,026			$6,489,196			$6,489,196
Less cost of product sold	(5,932,423)	(469,350)			(6,401,773)			(6,401,773)
Lower of cost or market write-downs on minimum inventory volumes	(12,963)	—			(12,963)			(12,963)

Net operating margins	55,784	18,676			74,460			74,460

Terminals and pipelines:
Revenues	63,386	30,540			93,926			93,926
Less direct operating costs and expenses	(27,668)	(31,440)			(59,108)			(59,108)

Net operating margins	35,718	(900)			34,818			34,818

Total net operating margins	91,502	17,776			109,278			109,278

Costs and expenses:
Selling, general and administrative	(35,211)	(3,785)			(38,996)			(38,996)
Depreciation and amortization	(16,556)	(2,222)	(1,778)	(3)	(20,556)			(20,556)
Corporate relocation and transition	(6,316)	—			(6,316)			(6,316)

	(58,083)	(6,007)	(1,778)		(65,868)			(65,868)

Operating income	33,419	11,769	(1,778)		43,410			43,410
Other income (expense):
Dividend income from and equity in earnings of petroleum related investments	1,450	—			1,450			1,450
Interest income	599	812	(812)	(4)	599			599
Interest expense	(12,436)	(2,031)	(5,819)	(4)	(20,286)	(8,944)	(5)	(29,230)
Other financing costs:
Early payment penalty on senior notes	(1,943)	—			(1,943)			(1,943)
Amortization of debt issuance costs	(1,744)	—			(1,744)			(1,744)
Write-off of debt issuance costs	(2,987)	—			(2,987)			(2,987)
Unrealized loss on interest rate swap	(2,322)	—			(2,322)			(2,322)
Other income (expense)	(13)	207			194			194

Earnings before income taxes	14,023	10,757	(8,409)		16,371	(8,944)		7,427
Income tax expense	(5,465)	(4,112)	3,197	(6)	(6,380)	3,558	(6)	(2,822)

Net earnings	$8,558	$6,645	$(5,212)		$9,991	$(5,386)		$4,605

Earnings (loss) per common share(2):
Basic	$(.09)				$(.04)			$(.22)

Diluted	$(.09)				$(.04)			$(.22)

Weighted average common shares outstanding
Basic	31,267				31,267			31,267

Diluted	31,267				31,267			31,267

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

TransMontaigne Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed
Consolidated Financial Statements

(1)	The amounts presented for TransMontaigne represent historical amounts from (a) TransMontaigne's June 30, 2002 Consolidated Financial Statements contained in our Current Report on Form 8-K filed on May 13, 2003 and (b) TransMontaigne's Quarterly Report on Form 10-Q for the nine months ended March 31, 2003.
(2)	Earnings (loss) per common share is presented before the cumulative effect of a change in accounting principle and where applicable reflects the dilutive impact of potential common shares.
(3)	Represents a net increase in depreciation expense resulting from the elimination of the historical depreciation expense of the Coastal Fuels assets and the recording of depreciation expense based on a preliminary allocation of the purchase price of the Coastal Fuels assets of $120 million (net of the working capital), including $40 million allocated to the value of land and $80 million allocated to plant and equipment, with a weighted average life for depreciation of 20 years (resulting in annual depreciation expense of $4 million per year).
(4)	Represents the elimination of historical interest expenses and historical interest income attributable to the Coastal Fuels assets and the recognition of interest expense on amounts borrowed under TransMontaigne's term loan to finance the acquisition of the Coastal Fuels assets.
(5)	Represents the elimination of pro forma interest expense on amounts borrowed under TransMontaigne's Term Loan to fund the $157 million purchase price of the Coastal Fuels assets and a $43 million reduction in borrowings under the Working Capital Credit Facility and recognition of interest expense on the $200 million of senior subordinated notes offered hereby at an assumed interest rate of 9 1/2%.
(6)	Adjustment to reflect provision for income taxes resulting from pro forma income before income taxes, assuming an effective tax rate of 38% and 39% for the nine months ended March 31, 2003, and for the year ended June 30, 2002, respectively.
(7)	Because certain Coastal Fuels Marketing, Inc. assets were disposed of by Coastal Fuels prior to the TransMontaigne acquisition, the historical Coastal Fuels Marketing, Inc. income statement has been adjusted to eliminate amounts attributable to assets of Coastal Fuels Marketing, Inc. that were not acquired by TransMontaigne. Further, because the most recent fiscal year end of Coastal Fuels Marketing, Inc. differs from TransMontaigne's most recent fiscal year end by more than 93 days, the income statement of Coastal Fuels Marketing, Inc. was adjusted to present a twelve-month period consistent with TransMontaigne's fiscal year. The following table reconciles the historical Coastal Fuels Marketing, Inc. statement of operations for the year ended December 31, 2002 to a statement of operations for the Coastal Fuels assets for the twelve months ended June 30, 2002 (in thousands):
	Historical Year Ended December 31, 2002	Adjustments to Eliminate Assets Not Acquired	Adjustments to Eliminate Six Months Ended December 31, 2002	Adjustments to Add Six Months Ended December 31, 2001	As Adjusted Twelve Months Ended June 30, 2002
Supply, distribution, and marketing:
Revenues	$820,046	$(281,739)	$(282,771)	$232,490	$488,026
Less cost of product sold	(802,755)	283,685	275,297	(225,577)	(469,350)

Net operating margins	17,291	1,946	(7,474)	6,913	18,676

Terminals and pipelines:
Revenues	38,975	(5,626)	(20,427)	17,618	30,540
Less direct operating costs and expenses	(31,912)	4,260	14,130	(17,918)	31,440

Net operating margins	7,063	(1,366)	(6,297)	(300)	(900)

Total net operating margins	24,354	580	(13,771)	6,613	17,776

Costs and expenses:
Selling, general and administrative	(3,146)	196	1,117	(1,952)	(3,785)
Depreciation and amortization	(2,728)	408	1,237	(1,139)	(2,222)
Corporate relocation and transition	—	—	—	—	—

	(5,874)	604	2,354	(3,091)	(6,007)

Operating income	18,480	1,184	(11,417)	3,522	11,769
Other income (expense):
Dividend income from and equity in earnings of petroleum related investments	—	—	—	—	—
Interest income	812	—	—	—	812
Interest expense	(1,430)	—	50	(651)	(2,031)
Other financing costs:
Early payment penalty on senior notes	—	—	—	—	—
Amortization of debt issuance costs	—	—	—	—	—
Write-off of debt issuance costs	—	—	—	—	—
Unrealized loss on interest rate swap	—	—	—	—	—
Other income (expense)	30	—	44	133	207

Earnings before income taxes	17,892	1,184	(11,323)	3,004	10,757
Income tax expense	(7,593)	(502)	4,805	(822)	(4,112)

Net earnings	$10,299	$682	$(6,518)	$2,182	$6,645

(8)	Because the most recent fiscal year end of Coastal Fuels Marketing, Inc. differs from TransMontaigne's most recent fiscal year end by more than 93 days, the income statement of Coastal Fuels Marketing, Inc. was adjusted to present a period consistent with TransMontaigne's fiscal year end. As a result, amounts in this column represent the results of operations attributable to the Coastal Fuels assets acquired by TransMontaigne for the eight-month period ended February 28, 2003 (i.e., the period from June 30, 2002 through the date of acquisition of the Coastal Fuels assets by TransMontaigne).

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TransMontaigne Inc. and subsidiaries Pro forma condensed consolidated statements of operations Nine months ended March 31, 2003 (In thousands)
TransMontaigne Inc. and subsidiaries Unaudited pro forma condensed consolidated statements of operations Year ended June 30, 2002 (In thousands)
TransMontaigne Inc. and Subsidiaries Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements